UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 19, 2011

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 20, 2011, Apogee Enterprises, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Filing”) announcing that Russell Huffer intends to retire from the position of Chief Executive Officer of the Company by the end of fiscal 2012 but will continue to serve as Chief Executive Officer until his successor is elected by the Board. The Company also announced that Mr. Huffer agreed to step down as Chair of the Board but will continue to serve as a member of the Board. Included in the Original Filing was a description of the compensation to be paid to Mr. Huffer for fiscal 2012 and in connection with his retirement based on the terms agreed to by the Company and Mr. Huffer. On April 27, 2011, the Company and Mr. Huffer entered into a Transition Agreement documenting the compensation to which Mr. Huffer will be entitled in connection with his retirement from the Company pursuant to the terms agreed to in January 2011. The material terms of the Transition Agreement are described below and such description hereby amends and supersedes the disclosure provided under “Fiscal 2012 Compensation” and “Separation Payments” in the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Russell Huffer Transition Agreement

The Company and Russell Huffer entered into a Transition Agreement as of April 27, 2011 (the “Agreement”). Pursuant to the Agreement, Mr. Huffer will retire as Chief Executive Officer and director of the Company effective on the earlier of: (1) February 25, 2012 and (2) the date on which his successor as Chief Executive Officer is elected by the Board (the “Retirement Date”). The material terms of the Transition Agreement are described below.

Fiscal 2012 Compensation. For his services in fiscal 2012, Mr. Huffer will receive a base salary of $700,000 per year, which is the same base salary he received in fiscal 2011, and will be eligible to receive a bonus under the Company’s Amended and Restated Executive Management Incentive Plan in an amount up to 75% of his base salary. While Mr. Huffer will remain as an employee of the Company through February 25, 2012, his bonus opportunity under the plan will be pro-rated based on the time for which he serves as the Company’s Chief Executive Officer during fiscal 2012. Mr. Huffer will not receive any new long-term equity incentive awards for fiscal 2012.

Separation Payments. Pursuant to the Agreement, on April 15, 2012, Mr. Huffer will receive $1,225,000 in cash, which is equal to his current annual base salary plus his target bonus for fiscal 2011. In addition, Mr. Huffer will receive $32,000 in cash to defray the premium costs for Mr. Huffer’s continuation of medical and dental insurance from the Retirement Date through the COBRA period and until Mr. Huffer reaches age 65. Pursuant to the Agreement, the Company also agreed to provide Mr. Huffer with outplacement assistance and to reimburse Mr. Huffer for his legal fees incurred in connection with the negotiation and execution of the Agreement for a maximum aggregate amount of up to $50,000. The Agreement provides that, effective as of the Retirement Date, the shares of restricted stock outstanding under Mr. Huffer’s Restricted Stock Award Agreement dated April 22, 2010 as well as all shares of restricted stock outstanding under grants made to Mr. Huffer pursuant to the Company’s Amended and Restated 2002 Omnibus Stock Incentive Plan will be accelerated and immediately vested. In consideration of the foregoing, Mr. Huffer agreed to enter into a general release of the Company from any and all claims and causes of action of any kind that he has or may have had against the Company. In addition, Mr. Huffer agreed to continue to be subject to the noncompetition and nonsolicitation covenants contained in each of the equity award agreements and each of the retirement plans to which he is either a party, participant or beneficiary as of the Retirement Date.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement between Apogee Enterprises, Inc. and Russell Huffer dated as of April 27, 2011.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel and Secretary

Date: May 3, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition Agreement between Apogee Enterprises, Inc. and Russell Huffer dated as of April 27, 2011.*

*	Filed herewith

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